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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sun Microsystems, Inc. of our report dated July 20, 1994, included in the 1994 Annual Report to Stockholders of Sun Microsystems, Inc.

Our audits also included the financial statement schedules of Sun Microsystems, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-1 No. 33-3315 and Forms S-8 Nos. 33-9293, 33-11154,
33-15271, 33-18602, 33-25860, 33-28505, 33-33344, 33-38220 and 33-51129)
pertaining to the 1982 Incentive Stock Option Plan, the Restricted Stock Plan, the 1984 Employee Stock Purchase Plan, as amended, the 1987 Stock Option Plan, the 1988 Directors' Stock Option Plan, the 1989 French Stock Option Plan, the 1990 Employee Stock Purchase Plan and the 1990 Long-Term Equity Incentive Plan of Sun Microsystems, Inc. and in the related Prospectuses of our report dated July 20, 1994, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Sun Microsystems, Inc.



                                                               ERNST & YOUNG LLP

Palo Alto, California
September 27, 1994